                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
              THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

                           Filed by the Registrant /X/
                 Filed by a Party other than the Registrant / /

                           Check the appropriate box:

/X/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               DIGITAL RIVER, INC.
                (Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.       Title of each class of securities to which transaction applies:

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2.       Aggregate number of securities to which transaction applies:

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3.       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4.       Proposed maximum aggregate value of transaction:

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5.       Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.       Amount Previously Paid:

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

7.       Form, Schedule or Registration Statement No.:

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8.       Filing Party:

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9.       Date Filed:

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



                                     [LOGO]

                                 MARCH __, 2000

Dear Stockholder:

On behalf of Digital River, Inc. (the "Company"), I cordially invite you to attend the Annual Meeting of Stockholders, which will begin at 3:30 p.m. local time on Wednesday, May 3, 2000, at the Hilton Hotel, 1001 Marquette Avenue South, Minneapolis, Minnesota. At the meeting, stockholders will be asked to (i) elect three directors to hold office until the 2003 Annual Meeting of Stockholders; (ii) approve the Company's 2000 Employee Stock Purchase Plan;
(iii) approve an amendment and restatement of the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock; and (iv) ratify the selection of Arthur Andersen LLP as the Company's independent accountants for the next fiscal year. The accompanying Notice and Proxy Statement describe those proposals.

The directors and officers of the Company hope that as many stockholders as possible will be present at the meeting. Because the vote of each stockholder is important, we ask that you sign and return the enclosed proxy card in the envelope provided or if eligible, cast your vote via the Internet in accordance with the instructions on the enclosed proxy card, whether or not you plan to attend the meeting. This will not limit your right to change your vote prior to or at the meeting.

We appreciate your interest in the Company. To assist us in preparation for the meeting, please return your proxy card or if eligible, cast your Internet vote in accordance with the instructions on the enclosed proxy card at your earliest convenience.

                                Very truly yours,


                                --------------------------------------
                                JOEL A. RONNING
                                CHIEF EXECUTIVE OFFICER

                               DIGITAL RIVER, INC.
                        9625 WEST 76TH STREET, SUITE 150
                             EDEN PRAIRIE, MN 55344

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 3, 2000

TO THE STOCKHOLDERS OF DIGITAL RIVER, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DIGITAL RIVER, INC., a Delaware corporation (the "Company"), will be held on Wednesday, May 3, 2000 at 3:30 p.m. local time at the Hilton Hotel, 1001 Marquette Avenue South, Minneapolis, Minnesota for the following purposes:

1. To elect three directors to hold office until the 2003 Annual Meeting of Stockholders.

2.       To approve the Company's 2000 Employee Stock Purchase Plan.

3. To approve an amendment and restatement of the Company's Restated Certificate of Incorporation to increase the authorized Common Stock from 45,000,000 to 60,000,000 shares.

4. To ratify the selection of Arthur Andersen LLP as independent accountants of the Company for its fiscal year ending December 31, 2000.

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on March 15, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting of Stockholders and at any adjournment or postponement thereof.

                               By Order of the Board of Directors


                               -------------------------------------------
                               GREGORY R.L. SMITH
                               SECRETARY

Eden Prairie, Minnesota
March __, 2000

         ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, WE HOPE YOU WILL VOTE AS SOON AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. IF ELIGIBLE, YOU MAY VOTE OVER THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD, AS WELL AS BY MAILING A TRADITIONAL PROXY CARD. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER,

BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                               DIGITAL RIVER, INC.
                        9625 WEST 76TH STREET, SUITE 150
                             EDEN PRAIRIE, MN 55344

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 3, 2000

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of Digital River, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 3, 2000 at 3:30 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Hilton Hotel, 1001 Marquette Avenue South, Minneapolis, Minnesota. The Company intends to mail this proxy statement and accompanying proxy card on or about March __, 2000, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

         The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telecopy or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

         Only holders of record of Common Stock at the close of business on March 15, 2000 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 15, 2000, the Company had outstanding and entitled to vote 22,272,538 shares of Common Stock.

         Each holder of record of shares of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

         All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 9625 West 76th Street, Suite 150, Eden Prairie, MN 55344, a written notice of



                                       1.

revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

         The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2001 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission (the "SEC") is November 23, 2000. Unless a stockholder who wishes to bring a matter before the stockholders at the Company's 2001 Annual Meeting of Stockholders notifies the Company of such matter prior to March 5, 2001, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors (the "Board") shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

         The Board is presently composed of seven members and there is currently one vacant Board seat. There are three directors in the class whose term of office expires in 2000. Each of the nominees for election to this class is currently a director of the Company. If elected at the Annual Meeting, each of the nominees would serve until the 2003 annual meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. No one is standing for election to the vacant Board seat.

         Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

         Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2003 ANNUAL MEETING

TIMOTHY C. CHOATE

         Mr. Choate has served as a director of the Company since May 1998. Mr. Choate has been Chairman of FreeShop International, Inc. since its inception in June 1997 and has been President and Chief Executive Officer since March 1998. Mr. Choate co-founded Online Interactive, Inc., the original parent company of FreeShop International, Inc., in June 1994, and served as President, Chief Executive Officer and Chairman until February 1997 and Chairman until July 1997. Mr. Choate served as a Vice President of Micro Warehouse, Inc. from July 1997, when it acquired Online Interactive, Inc., until




                                       2.

February 1998. From February 1991 to May 1994, Mr. Choate held various positions at Softdisk Publishing, LLC, most recently as President. From February 1989 until February 1991, Mr. Choate was a Senior Marketing Manager at Prodigy Services Company. Mr. Choate serves as a director of FreeShop.com, Inc.

WILLIAM LANSING

         Mr. Lansing has served as a director of the Company since November 1998. In May 1998, Mr. Lansing joined Fingerhut Companies, Inc. as President and Chief Operating Officer and currently serves as Chairman and Chief Executive Officer. From October 1996 to May 1998, Mr. Lansing served as Vice President for Business Development for General Electric Corporation. From January 1996 to October 1996, he was Chief Operating Officer at Prodigy, an online joint venture of IBM Corporation and Sears Roebuck and Co. From September 1986 to December 1995, Mr. Lansing was at McKinsey & Co. where he was a partner leading the consulting firm's Internet practice. Mr. Lansing serves as a director of Net Perceptions, Inc., Big Star Entertainment, Inc., FreeShop.com, Inc. and Select Comfort Corporation. Mr. Lansing began his career in 1984 at Davis Polk & Wardwell as a securities lawyer.

CHRISTOPHER J. SHARPLES

         Mr. Sharples has served as a director of the Company and Digital River Ltd., a wholly-owned subsidiary of the Company, since April 1998. Since 1973, Mr. Sharples has served as a director of GNI Ltd., a firm specializing in the derivatives market, which he co-founded in 1972. Since 1995, Mr. Sharples has been Chairman of Lombard Street Research, an economic research firm. From November 1996 to December 1998, Mr. Sharples served as Chairman of Datastream International Ltd., a supplier of online historical financial and economic information to investment professionals. From 1981 to December 1998, Mr. Sharples served as Chairman of ICV Ltd., a financial information company. Both Datastream International Ltd. and ICV Ltd. are subsidiaries of Primark Corporation, an information services company. From 1987 to 1995, Mr. Sharples was Chairman of the Association of Futures Brokers & Dealers and the Securities and Futures Authority, front line regulatory organizations designated under the laws of Great Britain.

                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING

JOEL A. RONNING

         Mr. Ronning founded the Company in February 1994 and has been Chief Executive Officer and a director of the Company since that time. From February 1994 to July 1998, Mr. Ronning was also President of the Company. From May 1995 to December 1999, Mr. Ronning served as Chairman of the Board of Directors of Tech Squared, Inc., a direct catalog marketer of software and hardware products. From May 1995 to July 1998, Mr. Ronning served as Chief Executive Officer, Chief Financial Officer and Secretary of Tech Squared. From May 1995 to August 1996, Mr. Ronning also served as President of Tech Squared. Mr. Ronning founded MacUSA, Inc., a wholly-owned subsidiary of Tech Squared, and served as a director of MacUSA, Inc. from April 1990 to December 1999. From April 1990 to July 1998, Mr. Ronning also served as the Chief Executive Officer of MacUSA. Mr. Ronning also serves as a director of the Software Publishers Association and JASC, Inc.


                                       3.

PERRY W. STEINER

         Mr. Steiner joined the Company in July 1998 as President and has served as a director of the Company since April 1998. From January 1997 to July 1998, Mr. Steiner served as Vice President of Wasserstein Perella & Co., Inc., an investment banking firm, and as Vice President of Wasserstein Perella Ventures, Inc., the general partner of Wasserstein Adelson Ventures, L.P., a venture capital fund. From June 1993 to December 1996, Mr. Steiner was a principal of TCW Capital, a group of leveraged buyout funds managed by Trust Company of the West. Mr. Steiner serves as a director of LapLink.com, Inc. and was a director of Tech Squared from December 1998 to June 1999.

J. PAUL THORIN

         Mr. Thorin has served as a director of the Company since June 1996. Since April 1996, Mr. Thorin has served as General Counsel of Fujitsu America Inc., a subsidiary of Fujitsu Limited and since June 1997 as its Vice President and General Counsel. From April 1990 to March 1996, Mr. Thorin held the position of Associate Corporate Counsel of Fujitsu America Inc.

DIRECTOR CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

THOMAS F. MADISON

         Mr. Madison has served as a director of the Company since August 1996. Since January 1993, he has been the President and Chief Executive Officer of MLM Partners, a consulting and small business investment company. From December 1996 to March 1999, Mr. Madison served as Chairman of Communications Holdings, Inc. Since August 1999, Mr. Madison has served as Chairman of AetherWorks, Inc. From February 1994 to September 1994, Mr. Madison served as Vice Chairman and Chief Executive Officer at Minnesota Mutual Life Insurance Company. From June 1987 to December 1992, Mr. Madison was President of US WEST Communications Markets, a division of US WEST, Inc. Mr. Madison also serves on the boards of directors of Valmont Industries Inc., Reliant Energy Minnegasco, ACI Telecentrics, Span Link Communications and Delaware Group of Funds.

BOARD COMMITTEES AND MEETINGS

         During the fiscal year ended December 31, 1999, the Board held seven meetings. The Board has an Audit Committee and a Compensation Committee.

         The Audit Committee meets with the Company's independent accountants at least annually to review the results of the annual audit and discuss the financial statements, recommend to the Board the independent accountants to be retained and receive and consider the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of three non-employee directors: Messrs. Choate, Madison and Thorin. It met three times during the fiscal year ended December 31, 1999.

         The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three non-employee directors: Messrs. Lansing, Madison and Thorin. It met once during the fiscal year ended December 31, 1999.


                                       4.

         During the fiscal year ended December 31, 1999, all board members except Mr. Lansing attended 75% or more of the aggregate meetings of the Board and of the committees on which he served that were held during the period for which he was a director or committee member, respectively.

                                   PROPOSAL 2
                  APPROVAL OF 2000 EMPLOYEE STOCK PURCHASE PLAN

         In March 2000, the Board adopted the Company's 2000 Employee Stock Purchase Plan ("Purchase Plan"), subject to stockholder approval. There are 200,000 shares of Common Stock reserved for issuance under the Purchase Plan.

         As of March 15, 2000 no shares of the Company's Common Stock had been granted under the Purchase Plan.

         Stockholders are requested in this Proposal 2 to approve the Purchase Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Purchase Plan. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

         The essential features of the Purchase Plan, as amended, are outlined below:

PURPOSE

         The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions in order to assist the Company in retaining the services of its employees, to secure and retain the services of new employees and provide incentives for such persons to exert maximum efforts for the success of the Company. Substantially all employees of the Company are eligible to participate in the Purchase Plan.

         The rights to purchase Common Stock that will be granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

ADMINISTRATION

         The Board administers the Purchase Plan and has the final authority to construe and interpret both the Purchase Plan and the rights granted under it. The Board has the authority, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical) and whether employees of any parent or subsidiary of the Company will be eligible to participate in the Purchase Plan.

         The Board has the power, which it has not yet exercised, to delegate administration of the Purchase Plan to a committee composed of not fewer than two members of the Board. As used herein with respect to the Purchase Plan, the "Board" refers to any committee the Board appoints as well as the Board itself.


                                       5.

OFFERINGS

         The Purchase Plan will be implemented by offerings of rights to all eligible employees from time to time by the Board. The Purchase Plan permits offerings up to 27 months long. However, it is expected that each offering under the Purchase Plan will be six months long.

ELIGIBILITY

         Any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company (or by any parent or subsidiary of the Company designated by the Board) on the first day of an offering is eligible to participate in that offering. Officers of the Company who are "highly compensated" as defined in the Code are eligible to participate in the Purchase Plan unless otherwise specified in the offering.

         However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may purchase more than $25,000 worth of Common Stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company and its affiliates in any calendar year.

PARTICIPATION IN THE PLAN

         Eligible employees will enroll in the Purchase Plan by delivering to the Company, prior to the date selected by the Board as each offering date for the offering, an agreement authorizing payroll deductions of up to 15% of such employees' compensation during the offering, excluding bonuses and certain other forms of reimbursements and compensation, unless an offering specifies a smaller percentage. Under the terms of the current offering, eligible employees may elect to deduct up to 10% of such employees' compensation.

PURCHASE PRICE

         The purchase price per share at which shares of Common Stock will be sold in each offering under the Purchase Plan will be the lower of (i) 85% of the fair market value of a share of Common Stock on the first day of the offering or (ii) 85% of the fair market value of a share of Common Stock on the last day of the offering.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

         The purchase price of the shares will be accumulated by payroll deductions over each offering. At any time during an offering, a participant may reduce or terminate his or her payroll deductions as the Board provides in the offering. A participant may not increase or begin such payroll deductions after the beginning of the offering, except, if the Board provides, in the case of an employee who first becomes eligible to participate as of a date specified during the offering. All payroll deductions made for a participant will be credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. Participants will not be permitted to make additional payments into such accounts.

PURCHASE OF STOCK

         By executing an agreement to participate in the Purchase Plan, the employee will be entitled to purchase shares under the Purchase Plan. In connection with offerings made under the Purchase Plan, the


                                       6.

Board will specify a maximum number of shares of Common Stock an employee may be granted the right to purchase and the maximum aggregate number of shares of Common Stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of Common Stock available, the Board would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee's participation is discontinued, his or her right to purchase shares will be exercised automatically at the end of the offering at the applicable price. See "Withdrawal" below.

WITHDRAWAL

         While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by delivering to the Company a notice of withdrawal from the Purchase Plan indicating that the participant is terminating his or her payroll deductions. Such withdrawal may be elected at any time up to 15 days prior to the end of the applicable offering.

         Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of Common Stock on the employee's behalf during such offering, and such employee's interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT

         Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee's employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

RESTRICTIONS ON TRANSFER

         Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

DURATION, AMENDMENT AND TERMINATION

         The Board may suspend or terminate the Purchase Plan at any time.

         The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board if the amendment would (i) increase the number of shares of Common Stock reserved for issuance under the Purchase Plan; (ii) modify the requirements relating to eligibility for participation in the Purchase Plan; or
(iii) modify any other provision of the Purchase Plan, if such approval is required in order to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or under Section 423 of the Code.

         Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such rights were granted.




                                       7.

EFFECT OF CERTAIN CORPORATE EVENTS

         In the event of a dissolution, liquidation or specified type of merger of the Company, the surviving corporation either will assume the rights under the Purchase Plan or substitute similar rights, or the exercise date of any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to any such event.

STOCK SUBJECT TO PURCHASE PLAN

         An aggregate of 200,000 shares of Common Stock is reserved for issuance under the Purchase Plan. If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of Common Stock not purchased under such rights again becomes available for issuance under the Purchase Plan.

FEDERAL INCOME TAX INFORMATION

         Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan that qualifies under provisions of Section 423 of the Code.

         A participant will be taxed on amounts withheld for the purchase of shares of Common Stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

         If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or
(ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

         If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

         There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).


                                      8.

                                   PROPOSAL 3
                  APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED
                             SHARES OF COMMON STOCK

         The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Restated Certificate of Incorporation to increase the Company's authorized number of shares of Common Stock from 45,000,000 to 60,000,000 shares.

         The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

         In addition to the 22,272,538 shares of Common Stock outstanding at March 15, 2000, the Board has reserved 4,196,919 shares for issuance upon exercise of options and rights granted under the Company's stock option plans and 371,086 shares for issuance upon exercise of outstanding warrants to purchase common stock. In addition the Board of Directors has reserved, subject to stockholder approval, 200,000 shares under the Company's Employee Stock Purchase Plan.

         Although at present the Board of Directors has no other plans to issue the additional shares of Common Stock, it desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further stockholder approval, for various purposes including, without limitation, raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding the Company's business or product lines through the acquisition of other businesses or products.

         The additional shares of Common Stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

         The affirmative vote of the holders of a majority of the shares of Common Stock will be required to approve this amendment to the Company's Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.


                                      9.

                                   PROPOSAL 4
              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has selected Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending December 31, 2000 and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         Stockholder ratification of the selection of Arthur Andersen LLP as the Company's independent accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Arthur Andersen LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Arthur Andersen LLP. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                        THE BOARD OF DIRECTORS RECOMMENDS
                          A VOTE IN FAVOR OF PROPOSAL 4


                                      10.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of the Company's Common Stock as of February 1, 2000 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                                           Beneficial Ownership (1)
                                                                    -------------------------------------
          Beneficial Owner                                          Number of Shares     Percent of Total
          ----------------                                          ----------------     ----------------
          Fujitsu Limited .......................................          1,645,333              7.63%
            1-1 Kamikodanaka 4-Chome
            Nakahara-Ku
            Kawasaki 211 Japan

          Joel A. Ronning .......................................          1,171,057               5.43

          Christopher J. Sharples (2) ...........................            914,978               4.01

          Timothy C. Choate (3) .................................             16,090                  *

          Jay A. Kerutis (4) ....................................             37,500                  *

          William Lansing (5) ...................................             23,000                  *

          Thomas F. Madison (6) .................................             93,532                  *

          Perry W. Steiner (7) ..................................            313,166               1.43

          Robert E. Strawman (8).................................             17,666                  *

          J. Paul Thorin (9) ....................................             21,800                  *

          Kelly J. Wical (10) ...................................              3,750                  *

          All directors and executive officers as a group

            (12 persons) (11) ...................................          2,622,745              11.84

-----------------------

* Represents beneficial ownership of less than 1% of the outstanding shares of the Company's Common Stock.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 21,568,683 shares outstanding on February 1, 2000, adjusted as required by rules promulgated by the SEC.

(2) Includes 711,643 shares registered in the name of Latour Trustees (Jersey) Limited and 3,002 shares registered in the name of Wilbro Nominees Limited, respectively. Of the 711,643 shares of Common Stock registered in the name of Latour Trustees (Jersey) Limited, 430,000 of such shares are held by Mr. Sharples' spouse. The shares of Common Stock registered in the name of Wilbro Nominees Limited are held for the benefit of Mr. Sharples' children. Also includes 100,000 shares Mr. Sharples has the right to acquire pursuant to a warrant exercisable within 60 days of February


                                      11.

         1, 2000 and 5,000 shares issuable upon exercise of options exercisable within 60 days of February 1, 2000.

(3) Includes 15,000 shares issuable upon exercise of options exercisable within 60 days of February 1, 2000.

(4) Includes 37,500 shares issuable upon exercise of options exercisable within 60 days of February 1, 2000.

(5) Includes 20,000 shares issuable upon exercise of options exercisable within 60 days of February 1, 2000.

(6) Includes 45,200 shares issuable upon exercise of options exercisable within 60 days of February 1, 2000.

(7) Includes 289,666 shares issuable upon exercise of options exercisable within 60 days of February 1, 2000.

(8) Includes 13,000 shares issuable upon exercise of options exercisable within 60 days of February 1, 2000.

(9) Includes 18,800 shares issuable upon exercise of options exercisable within 60 days of February 1, 2000.

(10) Includes 3,750 shares issuable upon exercise of options exercisable within 60 days of February 1, 2000.

(11) Includes 472,659 shares issuable upon exercise of options exercisable within 60 days of February 1, 2000, and 100,000 shares subject to exercisable warrants.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except that Mr. Smith failed to file timely one report with respect to a stock option exercise. Mr. Smith filed such report immediately after being notified of the failure to file timely.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

         Directors do not receive any cash compensation for their services as members of the Board of Directors, although they are reimbursed for certain expenses incurred in connection with attendance at Board and committee meetings. From time to time, certain non-employee directors of the Company have received grants of options to purchase shares of the Company's Common Stock. During the last fiscal year, Messrs. Lansing and Choate were each granted options to purchase 10,000 shares of the Company's Common Stock, Messrs. Sharples and Thorin were each granted an option to purchase 5,000 shares of the Company's Common Stock and Mr. Madison was granted options to purchase 15,000 shares of the


                                      12.

Company's Common Stock pursuant to the 1998 Stock Option Plan, as amended. The weighted average exercise price per share of these grants is $19.5625 (based on the closing sale prices depicted on the Nasdaq National Market on the date of each grant). As of February 1, 2000, 52,133 options had been exercised by non-employee directors. The Company may compensate non-employee directors in the future for their attendance at Board and committee meetings.

COMPENSATION OF EXECUTIVE OFFICERS

         The following table shows for the fiscal years ended December 31, 1999, 1998 and 1997 compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers receiving compensation in excess of $100,000 in fiscal year 1999 (the "Named Executive Officers").

                                                                                            Long Term
                                                                                           Compensation
                                                   Annual Compensation                        Awards
                                 ------------------------------------------------------    -------------
                                                                                            Securities
                                                                         Other Annual       Underlying           All Other
Name and Principal Position      Year     Salary ($)      Bonus ($)     Compensation ($)      Options (#)    Compensation ($)(1)
---------------------------      ----     ----------      ---------     ----------------    -------------    -------------------
Joel A. Ronning ..............   1999      $225,000      $112,500(2)         --                  ---            $1,000
   Chief Executive Officer       1998       171,875       225,000(4)         --              433,333             1,000
                                 1997       140,000               --         ---                  --             1,000

Perry W. Steiner .............   1999       200,000       100,000(2)        ----             150,000              ----
   President                     1998        63,718       100,000(5)         --              550,000                --
                                 1997            --               --         --                   --                --

Jay A. Kerutis ...............   1999       171,124        87,850(3)         --              225,000                --
   Executive Vice President,     1998          ----             ----         --                 ----                --
   Software and Digital          1997          ----             ----        ----
   Services Division

Kelly J. Wical ...............   1999       123,018        35,000(2)        ----              15,000              ----
   Chief Technology Officer      1998       110,000        35,000(5)         --               41,667                --
                                 1997        63,814        35,000(6)         --              106,667                --

Robert E. Strawman ...........   1999       120,000        50,000(2)        ----              20,000              ----
   Chief Financial Officer and   1998        76,846        25,000(5)         --               90,000                --
   Treasurer                     1997            --               --         --                   --                --



(1) Represents insurance premiums paid by the Company with respect to insurance for the benefit of the Named Executive Officer's family.

(2)      Paid in February 2000 for performance in 1999.

(3)      Includes $70,000 paid in February 2000 for performance in 1999.

(4)      Includes $112,500 paid in February 1999 for performance in 1998.

(5)      Paid in February 1999 for performance in 1998.

(6)      Paid in March 1998 for performance in 1997.


                                      13.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table shows for the fiscal year ended December 31, 1999 certain information regarding options granted to the Named Executive
Officers:

                                           Individual Grants
                                    -------------------------------                            Potential Realizable Value
                                       Number of       % of Total                              at Assumed Annual Rates of
                                      Securities         Options                               Stock Price Appreciation for
                                      Underlying       Granted to      Exercise                      Option Term (4)
                                        Options       Employees in       Price    Expiration  -------------------------------
Name                                Granted (#) (1)  Fiscal Year (2)  ($/Sh) (3)     Date          5% ($)          10% ($)
----                                ---------------  ---------------  ----------  ----------  --------------    -------------

Joel A. Ronning ................               --           --             --             --              --              --

Perry W. Steiner ...............          150,000         6.84%         19.5625      8/10/09      $1,848,656      $4,665,656

Jay A.Kerutis ..................          150,000         6.84          29.1875      2/15/09       2,758,219       6,961,219
                                           75,000         3.42          19.5625      8/10/09         924,328       2,332,828

Kelly J. Wical .................           15,000          .68          19.5625      8/10/09         184,866         466,566

Robert E. Strawman .............           20,000          .91          19.5625      8/10/09         246,488         622,088


(1) Stock options generally become exercisable at a rate of 25% on the first anniversary of the vesting commencement date and 25% annually thereafter and expire ten years from the date of grant, or earlier upon termination of employment. Mr. Steiner's stock option vests 16.67% on each of the first three anniversaries of the grant date and 50% on the fourth anniversary of the grant date.

(2) Based on options to purchase 2,192,932 shares of the Company's Common Stock granted in fiscal year ended December 31, 1999.

(3) All options were granted at the fair market value of the Company's Common Stock on the date of grant.

(4) The potential realizable value is calculated based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the option holder is possible unless the stock price increases over the option term. The 5% and 10% assumed rates of appreciation are derived from the rules of the SEC and do not represent the Company's estimate or projection of the future Common Stock price.


                                      14.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

         This table discloses the aggregate dollar value realized upon exercise of stock options in the last fiscal year by the Named Executive Officers. For each Named Executive Officer, the table also includes the total number of unexercised options and the aggregate dollar value of in-the-money unexercised options held at the end of the last fiscal year, separately identifying the exercisable and unexercisable options.

                                                                   Number of Securities
                                                                  Underlying Unexercised           Value of Unexercised
                                                                         Options at                In-the Money Options at
                                      Shares                     ----------------------------    ----------------------------
-----------------------
                                    Acquired on       Value        December 31, 1999             December 31, 1999 (2)
                                     Exercise       Realized     Exercisable    Unexercisable    Exercisable    Unexercisable
Name                                   (#)           ($) (1)         (#)             (#)             ($)             ($)
----                                -----------    -----------   -----------    -------------    -----------    -------------
Joel A. Ronning ...............      252,916       $7,512,025              0       243,3500               0      $7,388,063
Perry W. Steiner ..............       54,000        1,243,812        289,666        333,334      $7,186,613       6,610,642
Jay A. Kerutis ................           --               --             --        225,000              --       1,649,438
Kelly J. Wical ................       40,301        1,579,927          3,750         99,283          37,163       2,600,936
Robert E. Strawman ............        9,500          310,375         13,000         87,500         343,030       2,167,875

--------------------

(1) The value realized is based on the fair market value of the Company's Common Stock on the date of exercise minus the exercise price.

(2) The valuations are based on the fair market value of the Company's Common Stock on December 31, 1999 of $33.31 minus the exercise price of the options.

EMPLOYMENT AGREEMENTS

         In May 1998, the Company entered into an employment and non-competition agreement with Joel A. Ronning, the Company's Chief Executive Officer. The term of the employment agreement is for a period of two years (the "Expiration Date") with automatic one-year renewals if not terminated prior to the Expiration Date (as extended in connection with any renewed term). Mr. Ronning's compensation pursuant to the employment agreement consists of a base salary of $225,000. In addition, in 1998, Mr. Ronning received a bonus consisting of 50% of his base salary upon the successful completion of the Company's initial public offering and in February 1999, Mr. Ronning received an additional bonus equal to 50% of his base salary in recognition of the Company's successful achievement of certain revenue milestones in 1998. Future annual bonuses will be determined at the discretion of the Board. In the event of Mr. Ronning's termination under certain circumstances, including termination upon a change in control of the Company, he will be entitled to termination payments equal to his base salary at the time of termination plus a weighted three year average of his annual bonus amount. In the event of a change of control, any unvested and unexercised stock options held by Mr. Ronning will immediately vest and become exercisable. Mr. Ronning has also agreed not to compete with the Company for a period of 12 months following termination under certain circumstances, in countries or territories where the Company conducts business.

         In July 1998, the Company entered into an employment agreement with Perry Steiner, the Company's President. Mr. Steiner's compensation pursuant to his employment agreement consists of a base salary of $200,000. In addition, Mr. Steiner was paid a bonus equal to 50% of his base salary pursuant to the terms of his employment agreement. Future annual bonuses will be determined at the discretion of the Board. Mr. Steiner also was granted options to purchase 550,000 shares of the


                                      15.

Company's Common Stock at an exercise price equal to $8.50 per share. Options to purchase 137,500 shares of Common Stock vested on Mr. Steiner's first day of employment with the Company, options to purchase an additional 137,500 shares of Common Stock vested upon Mr. Steiner's relocation and options to purchase 91,666 vested on the one year anniversary of Mr. Steiner's hire date. Of the remaining options, options to purchase 91,667 shares of Common Stock will vest on the second anniversary of Mr. Steiner's hire date and options to purchase 91,667 shares of Common Stock will vest on the third anniversary of his hire date. In the event of a change of control, as defined in his employment agreement, any unvested stock options granted to Mr. Steiner in connection with his employment agreement will immediately vest and become exercisable. If Mr. Steiner is terminated involuntarily other than for cause, he will be entitled to receive upon execution of a one year noncompete agreement: (i) salary continuation payments, at his monthly base salary rate, for a period of 12 months after his date of termination; (ii) acceleration of vesting for the next increment of outstanding options that have not vested; and (iii) a bonus for the year in which termination occurred. If Mr. Steiner terminates his employment voluntarily, the Company has the right to require Mr. Steiner to execute a noncompete agreement effective for a period of one year from the date of termination. If the Company exercises this option, Mr. Steiner will receive salary continuation payments at his monthly base salary rate for a period of six months after his date of termination, if termination occurs in his first year of employment, or for a period of twelve months after his date of termination, if termination occurs subsequent to the first anniversary of his hire date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's Compensation Committee is composed of three non-employee directors: Messrs. Lansing, Madison and Thorin. No current member of the Compensation Committee is an officer or employee of the Company and no executive officer of the Company serves as a member of a compensation committee of any entity that has one or more executive officers serving as a member of the Compensation Committee.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                         ON EXECUTIVE COMPENSATION (1)

INTRODUCTION

         The Company's executive compensation policies and practices are approved by the Compensation Committee of the Board of Directors (the "Committee"). The Committee consists of three directors who are not employees of the Company. The Committee's determinations on compensation of the Chief Executive Officer and other executive officers are reviewed with all the non-employee directors.

PHILOSOPHY

     The Committee has implemented compensation policies, plans and programs that seek to enhance stockholder value by aligning the financial interests of the executive officers with those of its stockholders. Annual base salaries are generally set at market-based competitive median levels. The Company relies on annual incentive compensation and stock options to attract, retain, motivate and reward executive officers and other key employees. Incentive compensation is variable and tied to corporate performance. The plans are designed to provide an incentive to management to grow revenues, provide quality returns on investment, enhance stockholder value and contribute to the long-term growth of the Company. All incentive compensation plans are reviewed at least annually to ensure they meet the current strategies and needs of the business.

---------------------
(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended or Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.


                                      16.

COMPENSATION PLANS

         The Company's executive compensation is based on three components, each of which is intended to support the overall compensation philosophy.

BASE SALARY

         Base salary is targeted at the median level for emerging Internet companies of similar characteristics such as sales volume, capitalization and financial performance. Salaries for executive officers are reviewed by the Committee on an annual basis and may be changed based on the individual's performance or a change in competitive pay levels in the marketplace.

         The Committee reviews with the Chief Executive Officer an annual salary plan for the Company's executive officers (other than the Chief Executive Officer). The salary plan is modified as deemed appropriate and approved by the Committee. The annual salary plan is developed by the Company's Chief Executive Officer based on publicly available information on organizations with similar characteristics and on performance judgments as to the past and expected future contributions of the individual executive. The Committee reviews and establishes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee's assessment of his past performance and its expectation as to his future contributions in directing the long-term success of the Company.

         The Committee elected to keep the Chief Executive Officer's salary in 1999 at the 1998 level of $225,000 per year. This reflected the Committee's belief that Mr. Ronning's salary continued to be at a competitive level for similar Internet companies.

ANNUAL INCENTIVES

         The Company's short-term incentives are paid pursuant to annual bonus plans agreed to by the Committee and the executive at or near the beginning of the year. The Committee believes that the annual bonus of key employees, including executive officers, should be based on optimizing revenues while maintaining prudent management of gross margins and operating expenses. Accordingly, the bonus plan for 1999 was based on achieving certain revenue levels. The bonus of $112,500 paid to the Chief Executive Officer for 1999 was based on the pre-established performance goals as described.

EQUITY INCENTIVES

         Long-term equity incentives are provided through grants of stock options to executive officers and other key employees pursuant to the Plan. The stock component of compensation is intended to retain and motivate employees to improve long-term stockholder value. Stock options are granted at fair market value and have value only if the Company's stock price increases. Stock options generally become exercisable at a rate of 25% beginning on the first anniversary of the vesting commencement date and 25% annually thereafter. The Committee believes this element of the total compensation program directly links the participant's interests with those of the stockholders and the long-term performance of the Company.

         The Committee establishes the number and terms of options granted under the Plan. The Committee encourages executives to build a substantial ownership investment in the Company's common stock. The table on page __ reflects the ownership position of the directors and executive officers at February 1, 2000. Outstanding performance by an individual executive officer is recognized through larger option grants.


                                      17.

         The Committee has delegated authority for granting certain options to a Stock Option Committee made up of the Company's Chief Executive Officer and President. All options granted by the Stock Option Committee require ratification by the Board of Directors. The Compensation Committee retains the authority to approve option grants to executive officers and directors of the Company.

         Out of a total of 2,192,932 options granted in 1999, executive officers of the Company received grants for 450,000 shares, or approximately 21% of the total options granted in 1999. The Chief Executive Officer was not granted stock options in 1999. Although the Committee deemed Mr. Ronning's performance to be excellent in 1999, the Committee had granted Mr. Ronning a stock option in May 1998 to acquire 433,333 shares and believes that this grant in combination with previous grants had brought Mr. Ronning to a competitive level for similar Internet companies.

         The Committee believes that the programs described above provide compensation that is competitive with comparable emerging Internet companies, links executive and stockholder interests and provides the basis for the Company to attract and retain qualified executives. The Committee will continue to monitor the relationship among executive compensation, the Company's performance and stockholder value.

                             COMPENSATION COMMITTEE

                          Thomas F. Madison, Chairman,
                                 J. Paul Thorin,
                                 William Lansing

PERFORMANCE MEASUREMENT COMPARISON (1)

         The SEC requires a comparison on an indexed basis of cumulative total stockholder return for the Company, a relevant broad equity market index and a published industry line-of-business index. The following graph shows a total stockholder return of an investment of $100 in cash on August 11, 1998 (the date the Company's Common Stock began trading on the Nasdaq National Market) for (i) the Company's Common Stock; (ii) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. companies) (the "Nasdaq Composite Index"); and (iii) the Hambrecht & Quist ("H&Q") Technology Index. The H&Q Technology Index is composed of approximately 200 technology companies in the semiconductor, electronics, medical and related technology industries. Historic stock price performance is not necessarily indicative of future stock price performance. All values assume reinvestment of the full amount of all dividends.





--------------------
(1) This section is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.


                                      18.

                COMPARISON OF 16 MONTH CUMULATIVE TOTAL RETURN*
        AMONG DIGITAL RIVER, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE HAMBRECHT & QUIST TECHNOLOGY INDEX

                                    [GRAPH]

* $100 INVESTED ON 8/11/98 IN STOCK OR INDEX -
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.


                                         CUMMALATIVE TOTAL RETURN
                            ------------------------------------------------------------------
                            8/11/1998     9/98      12/98     3/99     6/99     9/99     12/99

DIGITAL RIVER, INC.               100      103        418      471      391      256       392
NASDAQ STOCK MARKET (U.S.)        100       96        124      139      152      155       224
HAMBRECHT & QUEST TECHNOLOGY      100       93        132      143      170      180       294

                                      19.

                              CERTAIN TRANSACTIONS

TRANSACTIONS WITH TECH SQUARED, INC.

         On December 17, 1999, the Company closed a transaction with Tech Squared, Inc., which owned approximately 14% of the outstanding shares of the Company immediately prior to the closing. Prior to the closing of this transaction (the "Closing"), MacUSA, Inc., a wholly-owned subsidiary of Tech Squared, transferred its 3,000,000 shares of Common Stock of the Company to Tech Squared through a merger of MacUSA with and into Tech Squared. At the Closing, Tech Squared transferred such 3,000,000 shares and $1.2 million in cash to the Company in exchange for the receipt of 2,650,000 newly issued shares of Company Common Stock. Tech Squared subsequently engaged in a voluntary dissolution, which dissolution included the distribution of the 2,650,000 shares of Company Common Stock to the former stockholders of Tech Squared.

         Joel A. Ronning, the Chief Executive Officer and a director of the Company, served as the Chairman of the Board of Directors of Tech Squared and beneficially owned approximately 43% of Tech Squared's outstanding Common Stock immediately prior to the Closing. MacUSA acquired its 3,000,000 shares of Common Stock of the Company in July 1999 by exercising an option granted to MacUSA by Mr. Ronning in December 1995 to purchase 3,200,000 shares held by him for $1.00. In December 1998, MacUSA, Inc. exercised part of the option to purchase 200,000 shares which it subsequently sold in December 1998. Under the terms of the option, MacUSA agreed to reimburse Mr. Ronning for any tax liability that he incurred in connection with the transfer of the shares of Digital River stock issuable upon exercise thereunder. In connection with the Closing and subsequent dissolution of Tech Squared, Mr. Ronning received 1,060,882 shares of the Company's Common Stock.

         Mr. Reese, a former director of the Company who resigned his position in July 1999, served as President, Chief Executive Officer and a director of Tech Squared and beneficially owned approximately 6% of Tech Squared's outstanding Common Stock immediately prior to the Closing. In connection with the Closing and subsequent dissolution of Tech Squared, Mr. Reese received 105,247 shares of Company Common Stock.

         In fiscal 1999, Tech Squared provided office and warehouse space and certain administrative, financial and software product fulfillment services for the Company. Charges for these services totaled approximately $254,000 for fiscal 1999.

TRANSACTIONS WITH CHRISTOPHER J. SHARPLES

         Christopher J. Sharples, a director and stockholder of the Company, along with another stockholder (the "Sharples Team"), entered into a preliminary agreement with the Company in February 1998 (the "International Agreement") whereby the Sharples Team agreed to establish and oversee the international operations of the Company, based in the United Kingdom, for a term of three years. As consideration for their services, Mr. Sharples and the other stockholder each received a warrant issuable for 100,000 shares of Common Stock, at a purchase price of $3.00 per share. The International Agreement also requires the Company to designate Mr. Sharples as a member of the Company's Board of Directors.

TRANSACTIONS WITH WASSERSTEIN ADELSON VENTURES, L.P.

         In April 1998, the Company issued to Wasserstein Adelson Ventures, L.P. ("Wasserstein") a warrant to purchase 50,000 shares of Common Stock at $3.00 per share. The Warrant can be exercised immediately and expires in April 2003. In connection with certain advisory services provided by Wasserstein to the Company, the Company issued to Wasserstein a conditional warrant (the "Conditional Warrant") that became exercisable as of the date of the Company's initial public offering and expires on


                                      20.

the fifth anniversary of the initial public offering. The Conditional Warrant represents the right to purchase 100,000 shares of Common Stock at $3.00 per share.

         Each of the above warrants contain provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon the exercise of the warrant under certain circumstances including stock dividends, stock splits, reorganizations, reclassifications and consolidations. Wasserstein is also entitled to certain rights with respect to the registration of such shares underlying the warrants under the Securities Act.

         From January 1997 to July 1998, Mr. Steiner, the President and a director of the Company, served as Vice President of Wasserstein Perella & Co., Inc. and Wasserstein Perella Ventures, Inc., the general partner of Wasserstein.

                                  OTHER MATTERS

OTHER BUSINESS

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

ANNUAL REPORT TO STOCKHOLDERS AND ANNUAL REPORT ON FORM 10-K

         A copy of the 1999 Annual Report to Stockholders accompanies this Proxy Statement. The Company's annual report on Form 10-K for the year ended December 31, 1999, as filed with the SEC, is available at no charge to stockholders upon written request to the Company at its business address. Copies may also be obtained without charge through the SEC's World Wide Web site at http://www.sec.gov.

                               By Order of the Board of Directors

                               ------------------------------------------
                               GREGORY R.L. SMITH
                               SECRETARY

March __, 2000


                                      21.

                                                                      COMPANY #
THERE ARE TWO WAYS TO VOTE YOUR PROXY                                 CONTROL #

YOUR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY INTERNET -- http://www.eproxy.com/driv/ -- QUICK *** EASY *** IMMEDIATE

- Use the Internet to vote your proxy 24 hours a day, 7 days a week. - You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which is located above in the upper right hand corner to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Digital River, Inc., c/o Shareowner Services-SM-, P.O. Box 64873, St. Paul, MN 55164-0873.

IF YOU VOTE BY INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

                               PLEASE DETACH HERE

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

1.   Election of directors:   01 Timothy C. Choate  02 William Lansing
03 Christopher J. Sharples.

 |_| Vote FOR                      |_| Vote WITHHELD
     all nominees                       from all nominees

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)  [   ]

2. Approval of the Company's 2000 Employee Stock Purchase Plan

     |_| For               |_|    Against            |_| Abstain

3. Approval of an amendment and restatement of the Company's Restated Certificate of Incorporation

     |_| For               |_| Against               |_| Abstain

4. Ratification of Selection of Independent Accountants

     |_| For               |_| Against               |_| Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box |_|
Indicate changes below:
                                        Dated: _____________________, 2000
                                        [                                     ]
                                        [                                     ]

                                        Signature(s) in Box
                                        Please sign exactly as your name(s)
                                        appear on Proxy If held in joint
                                        tenancy, all persons must sign.
                                        Trustees, administrators, etc., should
                                        include title and authority.
                                        Corporations should provide full name of corporation and title of authorized officer signing the proxy.


                                      1.

                              DIGITAL RIVER, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                             WEDNESDAY, MAY 3, 2000
                                     3:30 PM

                                  HILTON HOTEL
                           1001 MARQUETTE AVENUE SOUTH
                                 MINNEAPOLIS, MN

DIGITAL RIVER, INC.
9625 W 76TH ST. SUITE 150 EDEN PRAIRIE, MN 55344                          PROXY
                                                                          -----

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 3, 2000.

The shares of stock you hold in your account will be voted as you specify below.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3 AND 4.

By signing the proxy, you revoke all prior proxies and appoint Joel A. Ronning, and Perry W. Steiner, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

                       SEE REVERSE FOR VOTING INSTRUCTIONS









                                      2.